UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2013

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

(703) 329-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported in our Current Report on Form 8-K (the “Prior Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2012, we entered into an asset purchase agreement (the “Purchase Agreement”) with (i) Equity Residential and its operating partnership, ERP Operating Partnership LP (collectively, “Equity Residential”), (ii) Lehman Brothers Holdings Inc., and (iii) Archstone Enterprise LP (“Archstone”) pursuant to which we and Equity Residential will acquire, directly or indirectly, all of the assets and entities owned by, and all of the liabilities of, Archstone (other than certain excluded liabilities).  Reference is made to Item 1.01, “Entry into A Material Definitive Agreement — The Archstone Portfolio Acquisition,” and the other disclosures in the Prior Form 8-K, and to Item 1,“Business — Archstone Acquisition,” and the other disclosures in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013, for further information.  We are filing under Item 9.01 of this report the Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 2012, together with the notes thereto, of the Archstone Portfolio, as defined in the Prior Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements. The following financial information relating to the Archstone Portfolio:

ARCHSTONE PORTFOLIO

Independent Auditors’ Report	F-1
Combined Statement of Revenue and Certain Expenses for the Year Ended December 31, 2012	F-3
Notes to Combined Statements of Revenue and Certain Expenses	F-4

(d) Exhibits.

The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

Independent Auditors’ Report

The Partners

Archstone Enterprise LP:

We have audited the accompanying combined statement of revenue and certain expenses of the Archstone Portfolio (the Properties) for the year ended December 31, 2012, and the related notes (the combined financial statement).

Management’s Responsibility for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of this combined financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses described in Note 1 of the Properties for the year ended December 31, 2012, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined financial statement, which describes that the accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of Securities and Exchange Commission (for the inclusion in Form 8-K of AvalonBay Communities, Inc.) and is not intended to be a complete presentation of the Properties’ revenue and expenses. Our opinion is not modified with respect to this matter.

KPMG LLP

Denver, Colorado
February 26, 2013

ARCHSTONE PORTFOLIO

Combined Statement of Revenue and Certain Expenses

For the Year Ended December 31, 2012

Revenue
Rental revenue	$392,275,826
Other revenue	80,018,903
Total revenue	472,294,729

Certain expenses
Operating	56,466,691
Utilities	21,524,958
Maintenance	6,745,939
Real estate taxes and insurance	62,616,547
Ground lease	2,128,514
Management fees	13,270,761
Total certain expenses	162,753,410
Revenue in excess of certain expenses	$309,541,319

See accompanying notes.

1.             Basis of Presentation

As announced on November 26, 2012, AvalonBay Communities, Inc. (“AVB” or the “Company”), a Maryland corporation, expects to acquire a portfolio of apartment communities throughout the United States (the “Properties”).  The Properties consist of approximately 70 properties containing approximately 20,000 apartment homes located primarily in high barrier to entry markets where the Company already operates.

The accompanying combined statement of revenues and certain expenses (the “Statement”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”).  The Statement includes the combined historical revenue and certain expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.  Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the Statement is not intended to be a complete presentation of the Properties’ revenue and expenses.  Items excluded consist of depreciation and amortization, interest expense and income taxes.

The Statement also includes 100% of the revenue and certain expenses of properties in which the seller has a direct or indirect ownership interest of less than 100%.

2.             Summary of Significant Accounting Policies

Basis of Accounting

The Statement is prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (GAAP).

Estimates

The preparation of the Statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of combined revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Properties generally lease apartment units under operating leases with terms of one year or less.  Rental income related to apartment leases is recognized on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned.

Utility reimbursements from residents are recorded on a gross basis and included in other revenue in the accompanying Statement.

Certain properties are subject to residential master leases (“Master Leases”) entered into with a third-party operator in 2005 and have seven-year terms, expiring July 2012, subject to the counterparty’s right to terminate individual leases under certain circumstances. Upon termination of each lease certain lease transition provisions will apply. In July 2012, the Properties entered into agreements with the third party operator to extend four of the master leases for an additional five years to July 31, 2017. Each of the master leases is cancellable by either party after two years; provided that the Properties also have the right to sell the communities subject to the master lease at any time, without penalty, which will cause the master lease to terminate 90 days after the sale. In 2012, an affiliate of the Properties assumed management of four of the communities for which master leases were not extended. After giving effect to the new lease terms and considering only the four extended leases, the estimated aggregate annual contractual base rent due under the remaining leases is $25.7 million for each of 2013-2016, and $15.0 million for 2017. The base rent is subject to annual adjustments on January 1 of each year generally equal to the percentage change in the average same store net operating income (“NOI”) for certain other specified properties managed by an affiliate of the Properties. Rental income related to these leases is recognized in the period earned over the lease term in accordance with FASB ASC 840, Leases.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Advertising Costs

All advertising costs are expensed as incurred and included as operating expenses in the accompanying Statement. For the year ended December 31, 2012, advertising expenses were approximately $3,241,000.

3.             Related Party Transactions

An affiliate of the Properties performed the property management function and charged the Properties total management fees in the amounts of approximately $1,808,000 for the year ended December 31, 2012, which are included in management fees in the accompanying Statement.

An affiliate of the Properties incurred costs to manage the Properties and allocated a proportionate share of the costs to the Properties based on a percentage of revenue in the amounts of $11,199,000 for the year ended December 31, 2012, and such amounts are included in management fees in the accompanying Statement.

An affiliate of the Properties allocated insurance expense under a master policy to the Properties and various affiliated properties.  Insurance expense was $8,636,000 for the year ended December 31, 2012, and such amounts are included in real estate taxes and insurance in the accompanying Statement.

4.             Ground Leases

Three of the Properties are subject to a non-cancelable ground lease in effect as of December 31, 2012.  The effective minimum annual payments, excluding contingent rent based on a percentage of gross income, are as follows:

Year	Amount

2013	$693,816
2014	693,816
2015	693,816
2016	693,816
2017	693,816
Thereafter	23,680,336

Total	$27,149,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

February 26, 2013
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP